[Omnibus Form of Insider Letter Agreement]
Exhibit 10.1
                             , 2006
Santa Monica Media Corporation
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069

Re: Initial Public Offering
Ladies and Gentlemen:
     This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Santa Monica Media Corporation, a Delaware corporation (the “Company”), Citicorp Global Markets Inc., Deutsche Bank Securities Inc. and Ladenburg Thalmann & Co. Inc. (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (a “Warrant”). Certain capitalized terms used herein are defined in paragraph 13 hereof.
     In order to induce the Company to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a [beneficial holder of securities of the Company/stockholder of the Company], and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
     1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock, including Insider Shares, Private Placement Shares and IPO Shares, owned directly or indirectly by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares, and hereby waives any and all rights to convert his or its Insider Shares and Private Placement Shares in connection with a Business Combination.
     2. In the event that the Company fails to consummate a Business Combination within (i) 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (the “Registration Statement”) (unless a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within such 18 month period) or (ii) 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within 18 months after the Effective Date, but the Business Combination has not been consummated within such 18 month period (the date of the first such failure to occur, the “Transaction Failure Date”), the undersigned will take all reasonable actions within his or its power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares as soon as practicable but in no event later than 60 (sixty) calendar days after the

Transaction Failure Date and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). [The undersigned agrees, (i) if the Company seeks approval of the Company’s stockholders to consummate a Business Combination within 90 days of the expiration of 24 months (assuming that the period in which the Company needs to consummate a Business Combination has been extended, as provided in the Company’s amended and restated certificate of incorporation) from the date of the IPO, the undersigned will vote to adopt and recommend to the Company’s stockholders a plan of dissolution and liquidation to be included in the proxy statement related to the Business Combination and such proxy statement will seek stockholder approval for such plan of dissolution and distribution in the event the Company’s stockholders do not approve the Business Combination, and (ii) if no proxy statement seeking the approval of the Company’s stockholders for a Business Combination has been filed 30 days prior to the date which is 24 months from the date of the IPO, he shall vote to adopt and recommend to the Company’s stockholders a plan of dissolution and liquidation.]1 The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Fund as a result of such distribution, or to any other amounts distributed in connection with a liquidating distribution of the Company with respect to his or its Insider Shares and his or its Private Placement Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of such person’s Insider Shares and Private Placement Shares.
     3. [Subsequent to the Transaction Failure Date, the undersigned agrees to indemnify and hold harmless the Company, jointly and severally with the other officers of the Company, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, prior to, on or after the Transaction Failure Date, as a result of (i) any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or (ii) any claim by any acquisition target that the Company did not pay or reimburse such target for the fees and expenses of third party providers of services (such as accountants, consultants and attorneys) to the target that the Company agreed in writing with the target to be liable for, in accordance with the terms of such agreement, but in each case only to the extent (i) such vendor or prospective acquisition target failed to execute a valid and enforceable waiver of rights or claims to the Trust Fund, and (ii) necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (or, in the event that such claim arises after the distribution of the Trust Fund, to the extent necessary to ensure that the Company’s

[1]	This section of the agreement will appear only in the agreements executed by the directors of the Company.

former stockholders, other than the officers of the Company, are not liable for any amount of such loss, liability, claim, damage or expense).]2
     4. Intentionally deleted.
     5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial point of view.
     6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation, including payments to related parties of the existing stockholders, for performing due diligence or for services rendered to the Company prior to or in connection with the consummation of the Business Combination, provided that Santa Monica Capital Corp. (“Related Party”) shall be allowed to charge the Company $7,500 per month to compensate it for the Company’s use of Related Party’s offices, utilities and personnel as described in the Registration Statement. The undersigned shall be entitled to reimbursement from the Company for his or its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
     7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, or accept, a finder’s fee or any other compensation from the Company in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.
     8. The undersigned shall not, and shall cause the members of such person’s immediate family and the affiliates of such person to not, accept a finder’s fee or any other compensation in the event the undersigned, any member of such person’s immediate family or any affiliate of such person originates the initial Business Combination.
     9. Notwithstanding anything to the contrary herein, the undersigned may be paid consulting, management or other fees (such as finder’s fees) from a target business, including those with whom he has a relationship, either prior to or as a result of a Business Combination, with such amount, to the extent then known, being fully disclosed to in the proxy materials furnished to the stockholders of the Company in connection with the Business Combination.3
     10. The undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of,

[2]	This section of the agreement will appear only in the agreements executed by the officers of the Company.

[3]	This section applies only to advisers.

directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof pertaining to the Units of the undersigned, file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Units and the shares of Common Stock and Warrants comprising the Units, the shares of Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, shares of Common Stock or Warrants, the shares of Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) until (a) with respect to his or its Insider Shares, the first anniversary of the Business Combination and (b) with respect to its Private Placement Shares, upon a Business Combination (each, the “Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer his or its Insider Shares and his or its Private Placement Shares during the applicable Lock-Up Period (i) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of an undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of the undersigned, (iii) pursuant to a qualified domestic relations order, or (iv) in the event of a liquidation of the Company prior to a Business Combination or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i) — (iii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. During the applicable Lock-Up Period, the undersigned shall not grant a security interest in his or its Insider Shares or Private Placement Shares.
     11. 4The undersigned agrees to be [President and Chief Executive Officer, Treasurer and Director/Chairman of the Board of Directors/Member of the Advisory Board] until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the

[4]	Not applicable to investors who are not officers, directors, members of the Advisory Board or holders of more than 5% of the equity of the Company.

information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:
          (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
          (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and
          (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.
     12. The undersigned has full right and power, without violating any agreement by which he or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement, [serve as [President and Chief Executive Officer, Treasurer and as a member of the Board of Directors of the Company/Chairman of the Board of Directors/Member of the Advisory Committee] and hereby consents to being named in the registration statement as a[n] [officer] [director] [adviser] of the Company.]5
     13. As used herein, (i) a “Business Combination” shall mean the initial acquisition of one or more assets or operating businesses through a merger, capital stock exchange, asset or stock acquisition or other similar business combination in the communications, media, gaming and/or entertainment industries in connection with which the Company will require that a majority of the shares of Common Stock voted by the public stockholders, as such term is used in the Registration Statement, are voted in favor of the acquisition and less than 20% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition selected by the Company; (ii) “Insiders” shall mean all officers, directors, advisers, beneficial owners and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock, and the Warrants underlying Units of the Company and all shares of Common Stock issuable upon exercise of such Warrants owned directly or indirectly by an Insider prior to                     , 2006 and any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities; (iv) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the Company’s IPO; (v) “Private

[5]	Not applicable to persons who are not officers, directors, or members of the Advisory Board.

Placement Shares” shall mean the 375,000 shares of Common Stock and Warrants underlying the 375,000 Units that the Insiders have agreed to purchase in a private placement immediately prior to the IPO, all shares of Common Stock issuable upon exercise of such Warrants and any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities; and (vi) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, by and among the Company and Continental Stock Transfer & Trust Company.
     The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, [and provided further that Section 3 of this agreement shall survive a termination pursuant to clause (ii).]
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Name of current stockholder]
Accepted and agreed:
SANTA MONICA MEDIA CORPORATION

By:

Name:
Title:

Exhibit A
[Biographical Information Furnished to the Company and the Underwriters]

Exhibit B
[Questionnaires Furnished to the Company and the Underwriters]